Exhibit 99

       Marine Products Corporation Announces Second Quarter Cash Dividend

      ATLANTA, July 23 /PRNewswire-FirstCall/ -- The Marine Products Corporation (Amex: MPX) Board of Directors declared a regular quarterly cash dividend of $0.04 per share payable September 10, 2003 to common shareholders of record at the close of business August 11, 2003.

      Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo offshore fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at www.marineproductscorp.com .

      For information contact:

      BEN M. PALMER
      Chief Financial Officer
      404.321.7910
      irdept@marineproductscorp.com

      JIM LANDERS
      Corporate Finance
      404.321.2162

SOURCE  Marine Products Corporation

    -0-                             07/23/2003

    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-7910, or irdept@marineproductscorp.com , or Jim Landers, Corporate Finance, +1-404-321-2162, both of Marine Products Corporation/
    /Web site:  http://www.marineproductscorp.com /

    (MPX)

CO:  Marine Products Corporation
ST:  Georgia
IN:  MAR
SU:  DIV